UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2014

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

951 Mariners Island Boulevard

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to Change in Control Agreements

As previously disclosed, on December 5, 2014, Actuate Corporation (the “Company”), Open Text Corporation, a Canadian corporation (“Parent”), and Asteroid Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Parent has agreed to commence promptly a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock for a purchase price of $6.60 per share (the “Offer Price”), net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Merger Agreement. Promptly following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock will be converted into the right to receive the Offer Price.

The Company previously entered into letter agreements with each of its named executive officers on July 24, 2014 to provide for certain severance benefits in connection with a change in control of the Company (the “Change in Control Agreements”). In connection with the Merger, on December 9, 2014, the Company entered into an Amendment to Letter Agreement (the “CIC Amendments”), which amends the Change in Control Agreements, effective as of and contingent upon the consummation of the Merger, with each of Nobby Akiha, the Company’s SVP Marketing, Thomas E. McKeever, the Company’s SVP General Counsel & Corporate Development, and Dylan Boudraa, the Company’s SVP of BIRT Engineering & Products.

Each of Mr. Akiha’s, Mr. McKeever’s and Mr. Boudraa’s CIC Amendments provides that the 90-day notice period referenced in the definition of “Involuntary Termination” set forth in the Change in Control Agreements is increased to 180 days and/or the resignation period set forth in Section (ii) of the “Involuntary Termination” definition set forth in the Change in Control Agreements is increased to 210 days. Pursuant to the CIC Amendments, each of Mr. Akiha, Mr. McKeever and Mr. Boudraa waived all performance-vested restricted stock units that remained subject to any performance conditions as of the date of the Merger Agreement.

The foregoing description of the CIC Amendments does not purport to be complete and is qualified in its entirety by reference to the CIC Amendments for each of Mr. Akiha, Mr. McKeever and Mr. Boudraa, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this Current Report on Form 8-K has not commenced. At the time the Offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Those materials and all other documents filed by the Company or Parent or Merger Sub with the SEC will be available at no charge on the SEC’s web site at www.sec.gov. The Tender Offer Statement on Schedule TO and related materials may be obtained for free by directing requests to ir@actuate.com. The Schedule 14D-9 Solicitation/Recommendation Statement and such other documents may be obtained for free by directing such requests to ir@actuate.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Letter Agreement, dated as of December 9, 2014, by and between Actuate Corporation and Nobby Akiha.

10.2	Amendment to Letter Agreement, dated as of December 9, 2014, by and between Actuate Corporation and Thomas E. McKeever.

10.3	Amendment to Letter Agreement, dated as of December 9, 2014, by and between Actuate Corporation and Dylan Boudraa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: December 9, 2014	By:	/s/ Peter I. Cittadini
	Name:	Peter I. Cittadini
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to Letter Agreement, dated as of December 9, 2014, by and between Actuate Corporation and Nobby Akiha.

10.2	Amendment to Letter Agreement, dated as of December 9, 2014, by and between Actuate Corporation and Thomas E. McKeever.

10.3	Amendment to Letter Agreement, dated as of December 9, 2014, by and between Actuate Corporation and Dylan Boudraa.